EXHIBIT 23.2

LETTER OF CONSENT

We hereby consent to the incorporation by reference into the registration statement on Form S-8 (File Nos. 333-12976, 333-113054 and 333-143029) of Ivanhoe Energy Inc., of our report dated February 5, 2008 on oil and gas reserves of Ivanhoe Energy Inc. and its subsidiaries.

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Brian M. Joa

By: Brian M. Joa

Title: Vice President

Dated: May 30, 2008

Calgary, Alberta

CANADA